COLUMBIA ACORN TRUST

Amended and Restated Plan pursuant to Rule 18f-3(d)

under the Investment Company Act of 1940

I.        Introduction

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Amended and Restated Plan pursuant to Rule 18f-3(d) under the 1940 Act (“Plan”) sets forth the methods for allocating fees and expenses among the classes of shares (“Shares”) in the series (each a “Fund”) of Columbia Acorn Trust (the “Trust”). Among other things, this Plan identifies expenses that may be allocated to a particular class of Shares to the extent that they are actually incurred in a different amount by that class or if the class receives services of a different kind or to a different degree than other classes. In addition, this Plan sets forth exchange privileges, conversion features, maximum initial sales loads, contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum shareholder administration fees, and other shareholder services and transfer agency fees, if any, applicable or allocated to each class of Shares of the Trust. Each class of Shares is subject to such investment minimums and other conditions of eligibility as are set forth in the then-current prospectus and statement of additional information (“SAI”) for Shares of that class; provided that any material changes to such minimums and conditions shall be treated as an amendment to this Plan subject to Article VI below.

The Trust is an open-end series investment company registered under the 1940 Act. The Trust offers multiple classes of Shares in its Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Fund and the classes of Shares representing interests in the Fund it issues are set forth in Schedule I attached hereto.

This Plan, as amended and restated, shall be effective as of February 1, 2021.

II.         Allocation of Expenses

A.        Except as otherwise set forth in paragraph II.B. and II.D. hereof, all expenses of each Fund shall be allocated proportionately among the classes of Shares of such Fund pro rata based on the relative net assets of each class; provided, that each class of Shares shall pay all of the expenses associated with their different arrangements for shareholder services or distribution (as set forth more specifically in Article V below).

B.        Pursuant to Rule 18f-3, the Trust may allocate to a particular class of Shares the following fees and expenses, if any, but only to the extent they relate to (as defined below) the particular class of Shares:

(i)	transfer agency fees and expenses identified by the transfer agent or the officers as being fees and expenses that relate to such class of Shares (see paragraph (vii) below);

(ii)

printing and postage expenses of preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of Shares or to regulatory agencies that relate to such class of Shares;

(iii)	blue sky registration or qualification fees that relate to such class of Shares;

(iv)	Securities and Exchange Commission registration fees that relate to such class of Shares;

(v)

expenses of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of Shares;

(vi)	litigation or other legal expenses that relate to such class of Shares;

(vii)	fees of the Board of Trustees of the Trust incurred as a result of issues that relate to such class of Shares;

(viii)	independent accountants’ fees that relate to such class of Shares; and

(ix)	any other fees and expenses that relate to such class of Shares.

Notwithstanding the foregoing, the Trust may not allocate advisory or custodial fees or other expenses related to the management of a Fund’s assets to a particular class.

For all purposes under this Plan, fees and expenses that “relate to” a class of Shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class.

C.        The officers of the Trust shall have the authority to determine, to the extent permitted by applicable law or regulation and/or U.S. Securities and Exchange Commission guidance, whether any or all of the fees and expenses described in paragraph B above should be allocated to a particular class of Shares. The Treasurer, any Deputy or Assistant Treasurer, or another appropriate officer of the Trust shall periodically or as frequently as requested by the Board report to the Board of Trustees regarding any such allocations.

D.         Total fees payable to Columbia Management Investment Services Corp., the Funds’ transfer agent (the “Transfer Agent”), are calculated separately for each of (i) Institutional 2 Class shares (for which the combined maximum annual fee is 0.07%), (ii) Institutional 3 Class Shares (for which the combined maximum annual fee is 0.02%), and (iii) all other classes of Shares as follows:

➣

Class A, Advisor Class, Class C, Institutional Class, Institutional 2 Class, Institutional 3 Class and Class R Shares pay a base transfer agent fee that varies by account type based on the cost of servicing the Funds, as set forth in the Trust’s agreement with the Transfer Agent in effect from time to time.

➣

Class A, Advisor Class, Class C, Institutional Class, Institutional 2 Class, Institutional 3 Class and Class R pay an allocable share of reimbursable out-of-pocket expenses, as set forth in the Trust’s agreement with the Transfer Agent in effect from time to time.

➣

Class A, Advisor Class, Class C, Institutional Class and Class R Shares pay sub-transfer agency fees, which are generally intended to offset amounts paid by financial intermediaries to the Transfer Agent for services provided, subject to limits that vary by intermediary distribution channel, as set forth in the Trust’s agreement with the Transfer Agent in effect from time to time.

➣

Institutional 2 Class Shares pay sub-transfer agency fees up to 0.05% of the average aggregate value of the Fund Shares maintained in omnibus accounts, subject to the 0.07% limit on total fees payable to the Transfer Agent for Institutional 2 Class Shares, as stated above.

➣	Institutional 3 Class Shares pay no sub-transfer agency fees.

E.        In certain cases, a Fund service provider may waive or reimburse all or a portion of the expenses of a specific class of Shares of the Fund. The applicable service provider shall report to the Board of Trustees regarding any such waivers or reimbursements, including why they are consistent with the fair and equitable treatment of shareholders of all classes.

III.         Exchange Privileges

Each class of Shares of a Fund shall have such exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such class of Shares of such Fund. Each class of Shares of a Fund may generally be exchanged for the identical class of Shares of any other Fund or funds (“Columbia Funds”) in the fund family that is comprised of the open-end investment management companies advised by Columbia Management Investment Advisers, LLC or its affiliates and principally underwritten by Columbia Management Investment Distributors, Inc. (the “Distributor”), subject to exceptions described in the then-current prospectuses of the Fund and/or Columbia Fund. In addition, each class of Shares of a Fund may generally be exchanged for another class of Shares of any other Fund or Columbia Fund, subject to the shareholder’s satisfaction of the eligibility requirements of the other class of Shares.

In general, a shareholder may exchange shares of one class of shares of a Fund for another class of shares of the same Fund, subject to the shareholder’s satisfaction of the eligibility requirements of the other class of Shares. If a shareholder becomes eligible, in accordance with the eligibility requirements described in the then-current prospectuses of a Fund, to purchase a class of Shares, eligible classes of Shares may be exchanged for another class of Shares of the same Fund, subject to the terms set forth in the prospectuses. Effective March 29, 2013, Institutional Class Shares of a Fund may be exchanged, without the payment of a sales charge, at the holder’s option, for Class A Shares of the same Fund for accounts of selling agents that clear Fund Share transactions for their client or customer accounts through designated mutual fund trading platforms that have agreements with the Distributor and/or the Transfer Agent.

IV.        Conversion Features

Class C Shares of a Fund automatically convert to Class A Shares of the same Fund eight years after purchase (in the month of or the month following the 10-year anniversary of the Class C shares purchase date), except: (i) Class C Shares purchased through the reinvestment of dividends and other distributions on Class C Shares convert to Class A Shares in the same percentage as the amount of Class C Shares otherwise being converted; (ii) in connection with the withdrawal of Class C shares from a financial intermediary’s platform or accounts, Class C shares held through the financial intermediary may be converted at the Fund’s discretion to Class A shares earlier than the general conversion schedule described herein; (iii) Class C shares purchased by “orphan” accounts that are no longer associated with a financial intermediary because the shareholder or the financial intermediary has transferred the account to be serviced directly by the Transfer Agent will be converted to Class A shares effective March 1, 2021 for orphan accounts existing at that time and thereafter promptly upon transfer to the Transfer Agent; or (iv) as otherwise described in the then-current prospectus for such Shares of such Fund.

V.         Class Arrangements

CLASS A SHARES

A.         Maximum Initial Sales Load: Initial sales charges may not exceed 5.75%, and may be reduced or waived as permitted by Rule 22d-1 under the Investment Company Act of 1940 (the “1940 Act”) and as described in each Fund’s then-current prospectus and SAI for Class A Shares. The initial sales load does not apply to certain accounts, as described in each Fund’s then-current prospectus and SAI for Class A Shares.

B.         Contingent Deferred Sales Charge: Class A Shares bought before September 3, 2010 without an initial sales charge in accounts aggregating $1 million to $50 million at the time of purchase that are redeemed within one year of the time of purchase are subject to a contingent deferred sales charge (“CDSC”) of 1.00% of either the purchase price or the NAV of the Shares at the time of redemption, whichever is less.

Class A Shares bought after September 3, 2010 without an initial sales charge in accounts aggregating $1 million to $50 million at the time of purchase that are redeemed within 18 months of the time of purchase are subject to a CDSC that is charged as follows:

●	1.00% of either the purchase price or the NAV of the Shares at the time of redemption, whichever is less, on Shares redeemed within 12 months of purchase; and
●	0.50% of either the purchase price or the NAV of the Shares at the time of redemption, whichever is less, on Shares redeemed more than 12, but less than 18, months after purchase.

Subsequent Class A Share purchases that bring the value of an account above $1 million (but less than $50 million) are subject to a CDSC of 1.00% (if redeemed within 12 months of purchase) or 0.50% (if redeemed more than 12 months but less than 18 months of purchase) of either the purchase price or the NAV of the Shares at the time of redemption, whichever is less. The period for purposes of calculating the Class A Shares CDSC begins on the first day of the month in which the purchase was made. For purposes of applying the CDSC, the Fund will first redeem any Shares that are not subject to a CDSC, followed by those held for the longest period of time. Class A Shares purchased with reinvested dividends and other distributions are not subject to an initial sales charge or CDSC. The CDSC does not apply to certain accounts, as described in each Fund’s then-current prospectus and SAI for Class A Shares. The CDSC may be reduced or waived by each Fund in certain circumstances as permitted by Rule 6c-10 under the 1940 Act, and as described in the Fund’s then-current prospectus and SAI for Class A Shares.

No CDSC shall be charged on the exchange of Class A Shares of a Fund for Class A Shares of another Columbia Fund. If the Class A Shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Columbia Fund in which the original investment was made, and the holding period for determining the CDSC will include the holding period of the Shares exchanged.

C.        Maximum Distribution/Shareholder Servicing Fees: Class A Shares of each Fund pay a service fee pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act (“Rule 12b-1 Plan”) as described in each Fund’s then-current prospectus and SAI for Class A Shares in an amount up to 0.25% per annum of the average daily net assets attributable to Class A Shares.

D.        Other Shareholder Services: Class A Shares of each Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

ADVISOR CLASS SHARES

A.        Maximum Initial Sales Load: None

B.        Contingent Deferred Sales Charge: None

C.        Maximum Distribution/Shareholder Servicing Fees: None

D.        Other Shareholder Services: Advisor Class Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

CLASS C SHARES

A.        Maximum Initial Sales Load: None

B.        Contingent Deferred Sales Charge: Class C Shares that are redeemed within one year of purchase may be subject to a CDSC of 1.00% of either the purchase price or the NAV of the Shares at the time of redemption, whichever is less. The period for purposes of calculating the Class C Shares CDSC begins on the first day of the month in which the purchase was made. For purposes of applying the CDSC, the Fund will first redeem any Shares that are not subject to a CDSC, followed by those held for the longest period of time. Class C Shares purchased with reinvested dividends or other distributions are not subject to a CDSC, nor are amounts representing appreciation in the value of, income earned on, or capital gains paid by Class C Shares. The CDSC does not apply to certain accounts, as described in each Fund’s then-current prospectus and SAI for Class C Shares. The CDSC on Shares of each Fund may be reduced or waived in certain circumstances as permitted by Rule 6c-10 under the 1940 Act, and as described in the Fund’s then-current prospectus and SAI for Class C Shares.

If the Class C Shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Columbia Fund in which the original investment was made, and the holding period for determining the CDSC will include the holding period of the Shares exchanged.

C.        Maximum Distribution/Shareholder Servicing Fees: Class C Shares pay distribution and service fees pursuant to a Rule 12b-1 Plan as described in each Fund’s then-current prospectus and SAI for Class C Shares of up to, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to Class C Shares.

D.        Other Shareholder Services: Class C Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

INSTITUTIONAL CLASS SHARES

A.        Maximum Initial Sales Load: None

B.        Contingent Deferred Sales Charge: None

C.        Maximum Distribution/Shareholder Servicing Fees: None

D.        Other Shareholder Services: Institutional Class Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

INSTITUTIONAL 2 CLASS SHARES

A.        Maximum Initial Sales Load: None

B.        Contingent Deferred Sales Charge: None

C.        Maximum Distribution/Shareholder Servicing Fees: None

D.        Other Shareholder Services: Institutional 2 Class Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

INSTITUTIONAL 3 CLASS SHARES

A.        Maximum Initial Sales Load: None

B.        Contingent Deferred Sales Charge: None

C.        Maximum Distribution/Shareholder Servicing Fees: None

D.        Other Shareholder Services: Institutional 3 Class Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

CLASS R SHARES

A.        Maximum Initial Sales Load: None

B.        Contingent Deferred Sales Charge: None

C.        Maximum Distribution/Shareholder Servicing Fees: Class R Shares pay distribution fees pursuant to a Rule 12b-1 Plan as described in the Fund’s then-current prospectus and SAI for Class R Shares of up to 0.50% per annum of the average daily net assets attributable to such class.

D.        Other Shareholder Services: Class R Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

VI.        Board Review and Approvals

The Board of Trustees of the Trust shall review this Plan, including the application of the allocation methodologies described herein to the Funds, as frequently as it deems necessary. No new classes of Shares may be added to any Fund, nor may this Plan or the shareholder servicing arrangements described in the then-effective prospectuses and SAI be materially amended, unless the Board of Trustees of the Trust, including a majority of the trustees who are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or Fund expenses), is in the best interests of each class of Shares of the Fund individually and the Fund as a whole and is otherwise permitted by law and by the Agreement and Declaration of Trust and By-laws of the Trust. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Approved by the Board of Trustees: March 11, 2014; June 7, 2016; March 14, 2018; June 12, 2018; March 15, 2019; December 10, 2020.

SCHEDULE I

Share Classes Offered by the Columbia Acorn Funds

	Class A	Class Adv	Class C	Inst Class	Inst2 Class	Inst3 Class	Class R
Columbia Acorn Fund	X	X	X	X	X	X
Columbia Acorn International	X	X	X	X	X	X	X
Columbia Acorn USA	X	X	X	X	X	X
Columbia Acorn International Select	X	X	X	X	X	X
Columbia Thermostat Fund	X	X	X	X	X	X
Columbia Acorn European Fund	X	X	X	X	X	X

Last approved by the Board of Trustees: June 7, 2016; March 14, 2018; December 10, 2020